Exhibit 11 under Form N-1A
                                   Exhibit 23 under Item 601/Reg S-K



CONSENT OF INDEPENDENT AUDITORS


   We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-66528 of Old Westbury Funds, Inc. of our report dated December 12, 1996, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings `Financial Highlights'' in the Prospectus, which is a part of such Registration Statement, and `Counsel and Independent Auditors'' in the
Statement of Additional Information.



By:  DELOITTE & TOUCHE
     Deloitte & Touche
     New York, New York
     February 24, 1997